UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 29, 2012

____________________________

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive
Poway, California  92064
(Address of principal executive offices, including zip code)

(858) 726-1600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 29, 2012, Digirad Corporation (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Red Oak Partners, LLC (“Red Oak”), certain of Red Oak’s affiliates and David Sandberg (collectively, the “Red Oak Group”). Among other things, the Company has agreed (a) not to increase the size of its Board of Directors (the “Board”) while certain provisions of the Letter Agreement are in effect; (b) to hold its 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) no later than May 5, 2013; (c) to undertake certain governance and compensation changes (as further described below); and (d) to provide Red Oak with certain observer rights if the Company adopts a net operating loss stockholder rights plan.

The Company has also agreed to (a) adjust its policies and practices with respect to non-employee director compensation; (b) continue its existing moratorium, through the 2013 Annual Meeting, on grants of restricted stock units and other similar equity interests; and (c) limit, through the 2013 Annual Meeting, grants of stock options to an aggregate of no more than 1.5% of the Company’s common stock outstanding as of June 1, 2012 (except that any inducement or one-time grants to new employees are excluded from such limit). The Company has also agreed to adjust its policies and practices with respect to non-employee director stock ownership. To implement certain of these agreements, on July 2, 2012 the Board amended the Company’s Corporate Governance Policy and the charter of the Corporate Governance Committee. Copies of the Corporate Governance Policy and Corporate Governance Committee Charter, as currently in effect, are attached to this Current Report on Form 8-K as Exhibit 99.2 and 99.3, respectively, and are incorporated by reference herein.

Pursuant to the Letter Agreement, the Red Oak Group has withdrawn its nomination of five candidates for election as directors of the Company at the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) and the Red Oak Group has agreed to vote for the Board’s slate of nominees for director at the 2012 Annual Meeting. In addition, the Red Oak Group has agreed to certain standstill provisions through the date that is 10 days before the deadline for advance notice submissions for the 2013 Annual Meeting in accordance with the Company’s advance notice bylaw. The standstill provisions generally provide, among other things, that the Red Oak Group will not (a) engage in or in any way participate in a solicitation of proxies with respect to the Company; (b) initiate any shareholder proposals; (c) seek election or appointment to the Board; or (d) make any public statement critical of the Company, its directors or management. The Red Oak Group has also agreed that it will not call or seek to call a special meeting at any time prior to May 6, 2013.

The foregoing summary of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

On June 29, 2012, the Company issued a press release relating to the Letter Agreement. This press release is attached as Exhibit 99.1to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Letter Agreement.
99.1	Press Release.
99.2	Amended and Restated Corporate Governance Policy.
99.3	Amended and Restated Corporate Governance Committee Charter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Todd P. Clyde
Todd P. Clyde President and Chief Executive Officer

Date:           July 3, 2012

EXHIBIT INDEX

Exhibit	Description

10.1	Letter Agreement.
99.1	Press Release.
99.2	Amended and Restated Corporate Governance Policy.
99.3	Amended and Restated Corporate Governance Committee Charter.